Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2021 and, if not defined in the Form 8-K, the Proxy Statement.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Markforged and AONE, adjusted to give effect to the Business Combination, Employee Transactions, and related transaction adjustments (together, the “Transactions”) described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical condensed consolidated balance sheet of AONE and the historical condensed consolidated balance sheet of Markforged as of March 31, 2021 giving effect to the Business Combination on a pro forma basis as if it had been completed as of March 31, 2021. The unaudited condensed combined pro forma consolidated statement of operations for the three months ended March 31, 2021 combines, as applicable, the historical condensed consolidated statement of operations of AONE for the three months ended March 31, 2021, with the historical condensed consolidated statement of operations of Markforged for the three months ended March 31, 2021, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2020. The unaudited condensed combined pro forma consolidated statement of operations for the year ended December 31, 2020 combines, as applicable, the historical consolidated statement of operations of AONE for the period from inception (June 24, 2020) to December 31, 2020 (As Restated), with the historical consolidated statement of operations of Markforged for the year ended December 31, 2020, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes and do not necessarily reflect what Markforged Holding Corporation’s financial condition or results of operations would have been had the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Markforged Holding Corporation. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Markforged,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AONE,” and the following historical financial statements and accompanying notes of AONE and Markforged, which are included elsewhere in this proxy statement/prospectus:

•	AONE’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and the audited consolidated financial statements for the year ended December 31, 2020 (As Restated); and
•	Markforged’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and the audited consolidated financial statements for the year ended December 31, 2020.

Description of the Transactions

Immediately prior to the Merger, AONE domesticated as a Delaware corporation, and was renamed Markforged Holding Corporation. Pursuant to the Merger Agreement, Merger Sub was merged with and into MarkForged, Inc, with MarkForged, Inc. surviving as a wholly-owned subsidiary of Markforged Holding Corporation. The consideration due to Markforged’s stockholders in the Business Combination consisted entirely of Markforged Holding Common Stock valued at $10.00 per share. Immediately following the closing of the transaction, Markforged Holding Corporation will trade on the NYSE under the ticker symbol “MKFG”.

In connection with consummation of the Merger, the AONE public shares and Class B ordinary shares were automatically converted by operation of law into shares of Markforged Holding Common Stock on a one-for-one basis. Each of the issued and outstanding redeemable warrants of AONE (the “AONE Warrants”) converted automatically, on a one-for-one basis, into redeemable warrants to acquire one share of Markforged Holding Common Stock (the “Markforged Holding Warrants”); and each of the issued and outstanding units of AONE that have not been previously separated into the underlying AONE Class A ordinary shares and underlying AONE warrants upon the request of the holder thereof (the “AONE units”), were canceled and have entitled the holder thereof to one share of Markforged Holding Common Stock and one-fourth of one Markforged Holding Warrant. The aforementioned warrants will become exercisable at any time commencing on the later of 30 days after the closing and 12 months from the closing of AONE’s initial public offering.

Prior to the effective time of the Merger, approximately $45.0 million of cash on hand at Markforged was used to fund a repurchase of shares of certain of its stockholders, referred to herein as the Employee Transactions. At the effective time of the Merger, among other things, each outstanding share of Markforged common stock as of immediately prior to the effective time of the Merger (including each share of Markforged preferred stock that was converted on a one-for-one basis into shares of Markforged common stock immediately prior to such time) was converted into Markforged Holding Common Stock based on the Exchange Ratio and each outstanding Markforged Award as of immediately prior to the effective time of the Merger was converted into Markforged Holding Corporation awards based on the Exchange Ratio.

The “Exchange Ratio” is defined as (i) $1.7 billion minus the aggregate amount paid pursuant to the Employee Transactions (the “Equity Value,” or $1.655 billion), divided by (ii) $10.00, divided by (iii) the number of issued and outstanding shares of Markforged common stock, on a fully diluted and as-converted basis (including shares subject to Markforged Awards and shares available for issuance in respect of Markforged Awards not yet granted under the 2013 Incentive Plan) was approximately 0.9522514.

In connection with the execution of the Merger Agreement, AONE entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 21,000,000 shares of Markforged Holding Common Stock at $10.00 per share for an aggregate commitment amount of $210 million (the “PIPE Investment”).

In connection with the Closing, and under the terms of the Sponsor Support Agreement, 2,610,000 shares of the 5,220,000 shares of Markforged Holding Common Stock held by the Sponsor after giving effect to the Domestication became subject to vesting conditions based on the achievement of certain market-based share price thresholds. The shares will be forfeited if the set price thresholds are not reached by the end of the five year period following the Closing. The Sponsor Earnout Shares will immediately vest in the event of a change of control or a liquidation of Markforged Holding Corporation during the five year period following the Closing. As the Earnout Triggering Events have not yet been achieved, these issued and outstanding Sponsor Earnout Shares are treated as contingently recallable in the pro forma financial information.

In connection with the closing, the holders of Markforged common stock and Markforged Awards immediately prior to the Effective Time will be entitled to receive, on a pro rata basis, up to 14,666,667 additional shares of Markforged Holding Common Stock or, if the Markforged Awards are unvested, Markforged Earnout Shares will be issued in the form of RSUs in respect of Markforged Holding Common Stock (“Markforged Earnout RSUs”). Markforged Earnout Shares or Markforged Earnout RSUs will be issued upon the achievement of certain market-based share price thresholds within five years post-Closing. The issuance of 14,666,667 Earnout Shares would dilute all Markforged Holding Common Stock outstanding at that time. Assuming the expected capital structure as of the Closing, the 8,000,000 and 6,666,667 shares issued in connection with each Earnout Triggering Event would represent approximately 4.3% and 3.6% of shares outstanding, respectively. Upon a change of control or a liquidation of Markforged Holding Corporation during the five year period following the Closing, all previously unearned Markforged Earnout Shares will be issued. Markforged stockholders will not receive any Markforged Earnout Shares not earned within five years of the date that the Business Combination is consummated.

Pursuant to Proposal No. 9 — The Incentive Plan Proposal — of this proxy statement/prospectus, Markforged Holding Corporation adopted the 2021 Incentive Plan. The terms of the plan allow for an increase to the amount of awards that may be issued by the Markforged Holding Corporation under the plan. Outstanding awards of MarkForged, Inc. under the 2013 Incentive Plan will be converted into awards governed by the 2021 Incentive Plan under the same vesting provisions, subject only to equitable adjustment based on the Exchange Ratio.

Expected Accounting Treatment for the Merger

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP because Markforged has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, AONE is treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of MarkForged, Inc. became the historical financial statements of Markforged Holding Corporation and AONE’s assets, liabilities and results of operations were consolidated with Markforged beginning on the acquisition date. For accounting purposes, the financial statements of Markforged Holding Corporation represent a continuation of the financial statements of Markforged with the Transaction being treated as the equivalent of Markforged issuing stock for the net assets of AONE, accompanied by a recapitalization. The net assets of AONE are stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Markforged in future reports of Markforged Holding Corporation.

MarkForged, Inc. has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Markforged has the largest portion of the voting rights in the combined entity.
•	Markforged appoints the majority of the directors.
•	Markforged’s existing senior management team comprises the senior management of the combined company.

•	Markforged will comprise the ongoing operations of the combined company.
•	The post-combination company will assume Markforged’s name.
•	Markforged is the larger entity in terms of relative size.

The unaudited pro forma condensed combined financial information reflects AONE stockholders’ approval of the Business Combination on July 13, 2021, and that AONE public stockholders holding 6,418,667 shares have elected to redeem their shares prior to the Closing.

The following table summarizes the pro forma shares of Markforged Holding Common Stock outstanding as it relates to the pro forma balance sheet, excluding the potential dilutive effect of Markforged Earnout Shares, AONE warrants, and Markforged Awards on an as-converted basis:

	Shares	%
AONE Class A shareholders	15,081,333	8.1%
Markforged existing shareholders1,2,& 3	143,795,504	77.6%
PIPE investors	21,000,000	11.3%
AONE Class B shareholders[4]	5,375,000	2.9%
Closing shares	185,251,837	100.0%

1Amount excludes 17,015,512 shares, on an as-converted basis, that may be issued upon the exercise of outstanding options, 1,419,065 outstanding RSUs subject to vesting, as well as 24,065,423 shares reserved for future issuance under the 2021 Plan.

2Amount excludes 4,700,000 shares reserved for future issuance under the Markforged Holding Corporation 2021 Employee Stock Purchase Plan

3Amount excludes 14,666,667 Markforged Earnout shares contingently issuable based upon achieving certain share price thresholds that have not yet been achieved

4Amount includes 2,610,000 Sponsor Earnout shares subject to forfeiture

The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for 8,524,984 outstanding AONE warrants issued in connection with its IPO as such securities are not exercisable until 30 days after the Closing. There are also no adjustments for the estimated shares reserved for the potential future issuance of Markforged Holding Common Stock upon the exercise of the Markforged Holding Corporation Options or settlement of Markforged Holding Corporation RSUs to be issued to holders of Markforged Options and Markforged RSUs upon the consummation of the Business Combination, as such events have not yet occurred.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(in thousands)

	As of March 31, 2021
	AONE (Historical)	Markforged (Historical)	Transaction Accounting Adjustments	Ref	Pro Forma Condensed Combined
Assets
Current assets
Cash and cash equivalents	478	45,014	215,096	(A)	327,452
			210,000	(B)
			(64,217)	(C)
			(45,000)	(D)
			(33,919)	(E)
Accounts receivable, net	—	17,867	—		17,867
Inventory	—	6,096	—		6,096
Prepaid expenses	319	1,895	—		2,214
Other current assets	—	998	—		998
Total current assets	797	71,870	281,960		354,627
Property and equipment, net	—	4,226	—		4,226
Deferred transaction costs	—	2,980	(2,980)	(E)	—
Investments held in Trust Account	215,096	—	(215,096)	(A)	—
Other assets	—	567	—		567
Total Assets	215,893	79,643	63,884		359,420

Liabilities, Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities
Accounts payable	16	7,181	(3,702)	(E)	3,495
Accrued expenses	1,812	7,650	(997)	(E)	8,465
Deferred revenue	—	5,060	—		5,060
Other current liabilities	—	357	—		357
Total current liabilities	1,828	20,248	(4,699)		17,377
Long term deferred revenue	—	2,775	—		2,775
Deferred rent	—	1,409	—		1,409
Deferred underwriting commissions	7,525	—	(7,525)	(E)	—
Earnout liabilities	—	—	120,420	(F)	120,420
Other liabilities	—	1,555	—		1,555
Derivative warrant liabilities	22,676	—	(14,298)	(M)	8,378
Total liabilities	32,029	25,987	93,898		151,914
Commitments and Contingencies
Class A shares subject to possible redemption $10.00 per share	178,864	—	(114,647)	(H)	—
			(64,217)	(C)
Convertible preferred stock	—	137,597	(137,597)	(G)	—
Stockholders' deficit
Common stock, $0.00001 par value; 183,300,000 shares authorized at March 31, 2021; 42,241,237 shares issued and outstanding at March 31, 2021	—	—	—		—
Class A Common Stock	—	—	—		—
Class B Common Stock	1	—	(1)	(K)	—
Markforged Holding Common Stock			21	(B)	34
			1	(H)
			11	(G)
			—	(J)
			1	(K)
Additional paid-in-capital	14,489	7,092	209,979	(B)	302,118
			114,646	(H)
			(45,000)	(D)
			(23,629)	(E)
			(120,420)	(F)
			137,586	(G)
			(9,490)	(I)
			(1,450)	(J)
			4,017	(L)
			14,298	(M)
Treasury stock	—	(1,450)	1,450	(J)	—
Accumulated deficit	(9,490)	(89,583)	(1,046)	(E)	(94,646)
			9,490	(I)
			(4,017)	(L)
Total stockholders' deficit	5,000	(83,941)	286,447		207,506
Total liabilities, convertible preferred stock and stockholders' deficit	215,893	79,643	63,884		359,420

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2021

(in thousands, except share and per share data)

	For the three months ended March 31, 2021	For the three months ended March 31, 2021
	AONE (Historical)	Markforged (Historical)	Transaction Accounting Adjustments	Ref	Pro Forma Condensed Combined
Revenue	—	20,120	—		20,120
Cost of revenue	—	7,939	37	AA	7,976
Gross profit	—	12,181	(37)		12,144
Operating expense
Sales and marketing	—	7,057	118	AA	7,175
Research and development	—	5,259	462	AA	5,721
Administrative expenses - related party	30	—	—		30
General and administrative expenses	2,094	8,863	1,050	AA	12,007
Total operating expenses	2,124	21,179	1,630		24,933
Loss from operations	(2,124)	(8,998)	(1,667)		(12,789)
Change in fair value of derivative warrant liabilities	(4,774)	—	3,010	CC	(1,764)
Net gain from investments held in Trust Account	20	—	(20)	DD	—
Other income (expense)	—	(1,023)	—		(1,023)
Interest expense	—	(4)	—		(4)
Interest income	—	2	—		2
Loss before income taxes	(6,878)	(10,023)	1,323		(15,578)
Income tax expense	—	(4)	—		(4)
Net loss and comprehensive loss	(6,878)	(10,019)	1,323		(15,574)
Net loss and comprehensive loss attributable to common shareholders	(6,878)	(10,019)	1,323		(15,574)
Weighted average Markforged Holding Common Stock shares outstanding - basic and diluted	—	—	182,641,837		182,641,837
Net income (loss) per Markforged Holding Common Stock share	—	—	—		$(0.09)
Weighted average class A ordinary shares outstanding - basic and diluted	21,500,000	—	(21,500,000)		—
Net income (loss) per class A ordinary share - basic and diluted	$0.00	—			—
Weighted average class B ordinary shares outstanding - basic and diluted	5,375,000	—	(5,375,000)		—
Net loss per class B ordinary share - basic and diluted	$(1.28)	—	—		—
Weighted average shares outstanding of Markforged common stock - basic and diluted	—	41,418,669	(41,418,669)		—
Net loss per Markforged common stock - basic and diluted	—	$(0.24)	—		—

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2020

(in thousands, except share and per share data)

	For the period from June 24, 2020 to December 31, 2020	For the year ended December 31, 2020
	AONE (Historical) (As Restated)	Markforged (Historical)	Transaction Accounting Adjustments	Ref	Pro Forma Condensed Combined
Revenue	—	71,851	—		71,851
Cost of revenue	—	29,921	2,471	AA	32,392
Gross profit	—	41,930	(2,471)		39,459
Operating expense
Sales and marketing	—	22,413	2,426	AA	24,839
Research and development	—	17,176	2,908	AA	20,084
Administrative expenses - related party	40	—	—		40
General and administrative expenses	341	20,080	2,977	AA	25,213
			1,815	BB
Total operating expenses	381	59,669	10,126		70,176
Loss from operations	(381)	(17,739)	(12,597)		(30,717)
Change in fair value of derivative warrant liabilities	(1,705)	—	1,075	CC	(630)
Offering costs associated with derivative warrant liabilities	(602)	—	—		(602)
Net gain from investments held in Trust Account	76	—	(76)	DD	—
Other income (expense)	—	(184)	—		(184)
Interest expense	—	(98)	—		(98)
Interest income	—	147	—		147
Loss before income taxes	(2,612)	(17,874)	(11,598)		(32,084)
Income tax expense	—	111	—		111
Net loss and comprehensive loss	(2,612)	(17,985)	(11,598)		(32,195)
Deemed dividend - repurchase of common stock	—	(826)	—		(826)
Net loss and comprehensive loss attributable to common shareholders	(2,612)	(18,811)	(11,598)		(33,021)
Weighted average Markforged Holding Common Stock shares outstanding - basic and diluted	—	—	182,641,837		182,641,837
Net income (loss) per Markforged Holding Common Stock share	—	—	—		$(0.18)
Weighted average class A ordinary shares outstanding - basic and diluted	21,500,000	—	(21,500,000)		—
Net income (loss) per class A ordinary share - basic and diluted	$0.00	—	—		—
Weighted average class B ordinary shares outstanding - basic and diluted	5,265,873	—	(5,265,873)		—
Net loss per class B ordinary share - basic and diluted	$(0.51)	—	—		—
Weighted average shares outstanding of Markforged common stock - basic and diluted	—	40,258,968	(40,258,968)		—
Net loss per Markforged common stock - basic and diluted	—	$(0.47)	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, AONE will be treated as the "acquired" company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Markforged Holding Corporation will represent a continuation of the financial statements of Markforged with the Business Combination treated as the equivalent of Markforged issuing stock for the net assets of AONE, accompanied by a recapitalization. The net assets of AONE will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Markforged in future reports of Markforged Holding Corporation.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	AONE’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and the audited consolidated financial statements for the year ended December 31, 2020 (As Restated); and
•	Markforged’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and the audited consolidated financial statements for the year ended December 31, 2020; and
•	Other information relating to AONE and Markforged included in this proxy statement/prospectus, including the Merger Agreement and the description of the terms.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. No tax adjustment has been computed for the pro forma combined company, as it expects to remain in a net loss position and maintain a full valuation allowance against its U.S. deferred tax assets.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Markforged Holding Corporation. They should be read in conjunction with the historical financial statements and notes thereto of AONE and Markforged.

Markforged equityholders are eligible to participate in the Markforged Earnout and receive additional shares of Markforged Holding Common Stock as consideration for the Business Combination. The contingent obligations to issue Markforged Earnout Shares in respect of Markforged common stock and release from lock-up Sponsor Earnout Shares, are accounted for as liability classified instruments because the Earnout Triggering Events that determine the number of Sponsor and Markforged Earnout Shares required to be released or issued, as the case may be, include events that are not solely indexed to the fair value of common stock of Markforged. Pro forma adjustments have been made to account for the Markforged Earnout Shares issuable in respect of Markforged common stock and Sponsor Earnout Shares, as if they are liability classified.

Markforged Earnout Shares issuable to employees with vested equity awards and Earnout RSUs issuable to employees with unvested equity awards are considered a separate unit of account from the Markforged Earnout Shares issuable in respect of Markforged common stock and are accounted for as equity classified stock compensation. As the Earnout Shares issuable to employees with vested equity awards are fully vested upon issuance, there is no requisite service period and pro forma adjustments have been made to recognize a one-time stock compensation expense for the grant date fair value. Earnout RSUs are contingent upon an employee completing a service vesting condition, and as such, reflect a transaction in which the Company acquires employee services by offering to issue its shares, the amount of which is based in part on the Company’s share price. Pro forma adjustments have been made to recognize compensation expense ratably over the requisite service period for Earnout RSUs.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Markforged Holding Corporations’ additional paid-in capital and are assumed to be cash settled.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 permits entities to present other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). AONE has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the period presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of AONE’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

A.	Reflects the liquidation and reclassification of investments held in the Trust Account that became available upon consummation of the Business Combination.

B.	Reflects proceeds of $210.0 million from the issuance and sale of 21,000,000 shares of Markforged Holding Common Stock with a par value of $0.0001 per share at $10.00 per share in the PIPE Investment pursuant to the Subscription Agreements. Refer to Tickmark E for the treatment of the associated direct and incremental transaction costs.

C.	Represents the cash disbursement to redeem 6,418,667 AONE Class A ordinary shares for $64.2 million allocated to Class A ordinary shares and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share, using the funds held in the Trust Account as of March 31, 2021.

D.	Represents adjustment for the Employee Transactions, to reflect the share repurchases of 4,725,641 shares by Markforged at per share purchase price of $9.52.
E.	Reflects the settlement of $33.9 million of transaction costs expected to be incurred in connection with the Business Combination. The components of the transaction costs are as follows:
Deferred transaction costs paid that expected to reduce additional paid in capital	(2,172)
Deferred transaction costs not yet paid and included in accounts payable expected to reduce additional paid in capital	(808)
Markforged transaction costs included in accounts payable	3,702
Markforged transaction costs included in accrued expenses	997
AONE Deferred Underwriting Commissions	7,525
PIPE Fees adjusted against additional paid in capital	8,400
Advisory, legal, and other fees direct and incremental to the transaction expected to be incurred and the reclassification of deferred transaction costs adjusted against additional paid in capital	15,229
Advisory, legal, and other fees incurred and adjusted against accumulated deficit	1,046
Total Transaction Costs	$33,919

F.	Reflects the recognition of a liability at the preliminary estimated fair value of $99.9 million for Earnout Shares and Earnout RSUs and $20.5 million for Sponsor Earnout Shares issued to Markforged existing shareholders and the Sponsor that vest contingent upon the achievement of certain weighted average share price thresholds. The preliminary fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing. Refer to Note 4 for more information.

G.	Reflects the recapitalization of Markforged equity comprised of 113,008,852 Markforged Convertible Preferred Stock into 113,008,852 shares of MarkForged, Inc. common stock at a 1:1 conversion, which are then converted to Markforged Holding Common Stock with a par value of $0.0001 per share, at the Exchange Ratio of approximately 0.9522514.

H.	Reflects the conversion of 11.5 million AONE Class A ordinary shares subject to possible redemption to Markforged Holding Corporation Class A Common Stock after giving affect to the redemptions shown in adjustment C.

I.	Reflects the reclassification of AONE’s historical accumulated deficit to additional paid in capital as part of the reverse recapitalization.
J.	Represents conversion of 507,722 Markforged shares held in treasury into Markforged Holding Common Stock.
K.	Represents the reclassification of 5,375,000 shares of AONE Class B ordinary shares into Markforged Holding Common Stock, including 2,610,000 Sponsor Earnout Shares subject to vesting conditions.
L.	Reflects the recognition of $4.0 million of stock compensation expense for Markforged Earnout Shares related to employees with fully vested awards. Stock compensation expense for these awards is recognized immediately upon transaction close because there is no future service condition associated with the new grants. Compensation cost is subject to change as additional analyses are performed and such changes could be material once the final valuation as of the grant date of the new awards are determined. The estimate of the preliminary valuation of the Markforged Earnout Shares is described in Note 4.

M.	Reflects the reclassification of AONE’s derivative warrant liability related to the public warrants as the AONE public warrants are expected to be equity classified upon Closing of the Transaction.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 are as follows:

AA. To recognize stock compensation expense for one-time compensation costs associated with Markforged Earnout Shares and ongoing compensation costs associated with Earnout RSUs. Expense related to Markforged Earnout Shares totals $4.0 million and is reflected as an adjustment for the year ended December 31, 2020. Markforged Earnout Shares are granted to employees with fully vested awards that have no future service condition. Expense related to Earnout RSUs totals $1.7 million for the three months ended March 31, 2021 and $6.8 million for the year ended December 31, 2020. Earnout RSUs are granted to employees with unvested equity awards as of the transaction close date and recognized over the requisite service period. The actual compensation expense recorded may differ from this estimate and such difference may be material. The estimate of the preliminary valuation of the Markforged Earnout Shares and Earnout RSUs is described in Note 4.

BB. Reflects the settlement of estimated transaction costs for advisory, legal and other fees expected to be incurred and adjusted against general and administrative expenses.

CC. To eliminate the loss related to AONE’s change in fair value of derivative warrant liability related to the public warrants as the AONE public warrants are expected to qualify for equity classification upon the Closing of the transaction.

DD. To eliminate net gain from investments held in Trust Account of $0.02 million for the three months ended March 31, 2021 and $0.08 million for the year ended December 31, 2020. Investments held in Trust Account were released upon Closing of the Business Combination.

3. Loss per Share

Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared to reflect the actual redemptions as of the Closing date for the three months ended March 31, 2021 and year ended December 31, 2020:

(in thousands, except share and per share data)	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Pro forma net loss attributable to common stockholders	$(15,574)	$(33,021)
Weighted average shares outstanding - basic and diluted	182,641,837	182,641,837
Net loss per share - basic and diluted	$(0.09)	$(0.18)
Weighted average share outstanding - basic and diluted
SPAC Public Shareholders	15,081,333	15,081,333
SPAC Sponsor	2,765,000	2,765,000
Markforged	143,795,504	143,795,504
PIPE shareholders	21,000,000	21,000,000
Pro forma weighted average shares outstanding - basic and diluted	182,641,837	182,641,837

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in AONE’s initial public offering, warrants sold in the private placement, outstanding restricted stock, and options are exchanged for common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to stockholders for the period presented because including them would have an antidilutive effect were as follows:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Outstanding Incentive Plan Awards	18,434,577	18,434,577
Sponsor warrants	3,150,000	3,150,000
Public warrants	5,374,984	5,374,984
Total potentially dilutive common share equivalents	26,959,561	26,959,561

4. Earnout Shares

The Sponsor Earnout Shares and Markforged Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon the achievement of the Earnout Triggering Events. The Markforged Earnout Shares issuable to employees with vested equity awards and Earnout RSUs issuable to employees with unvested equity awards are accounted for as equity classified stock based compensation. The preliminary estimated fair value of the Sponsor Earnout Shares and Markforged Earnout Shares issuable to nonemployees is $20.5 million and $99.9 million, respectively, as of March 31, 2021. The preliminary estimated fair value of the Markforged Earnout Shares issuable to employees with vested equity awards and Earnout RSUs is $4.0 million and $11.4 million, respectively, as of March 31, 2021.

The estimated fair values of the Sponsor Earnout Shares, Markforged Earnout Shares, and Earnout RSUs were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the five-year Earnout Period. The preliminary estimated fair values of Sponsor Earnout Shares, Markforged Earnout Shares, and Earnout RSUs were determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the current stock price was set at the deemed value of $8.97 per share for Markforged Holding Common Stock on July 13th, 2021, which was one business day prior to the transaction close.

Expected volatility: the volatility rate of 70% was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate of 0.85% is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five year term of the Earnout Period.

Expected term: The expected term is the five year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as Markforged has never declared or paid cash dividends and has no current plans to do so during the expected term.

The actual fair values of Sponsor Earnout Shares, Markforged Earnout Shares, and Earnout RSUs are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.